EXHIBIT 99.1

TRICO MARINE SERVICES REPORTS THIRD QUARTER 2005 RESULTS - NET INCOME INCREASES 140% OVER SECOND QUARTER 2005

HOUSTON, November 3, 2005 /PRNewswire-FirstCall/ -- Trico Marine Services, Inc. (NASDAQ: TRMA - News) (the “Company” or “Trico”) today announced its financial results for the third quarter of 2005.

Highlights

•	Net income was $8.6 million for the third quarter of 2005, or $0.81 per share (diluted), which represents an increase of 140% compared to the second quarter of 2005.
•	Operating income of $15.2 million represents a 68% increase over the operating income of $9.1 million for the second quarter of 2005. Included in both operating income amounts is the benefit of approximately $3.2 million of non-cash amortization of deferred revenue.
•	Continued strength in demand accentuated by recent hurricanes in the Gulf of Mexico resulted in charter hire revenues of $43.9 million, our highest quarterly charter hire revenues since the third quarter of 2001.
•	As previously announced, the Board appointed Trevor Turbidy as President and Chief Executive Officer and Geoff Jones as Vice President and Chief Financial Officer.
•	Subsequent to the end of the third quarter, the Company raised $95.8 million of proceeds, net of underwriting discounts but before offering expenses, from its public offering of 4,273,500 primary shares of common stock.

(In thousands, except per share data and day rates)	Three months	Three months
	ended	ended
	September 30, 2005	June 30, 2005
Charter hire revenues	$43,872	$39,945
Operating income	15,217	9,054
Net income	8,550	3,565
Diluted EPS	0.81	0.34

Day Rates:
Supply / Anchor Handling (North Sea class)	$16,637	$16,147
Supply Vessels (Gulf class)	6,367	5,727

Utilization:
Supply / Anchor Handling (North Sea class)	92%	89%
Supply Vessels (Gulf class)	62%	58%

Trico’s President and Chief Executive Officer, Trevor Turbidy, commented, “Our third quarter performance, coupled with the proceeds we raised from our public offering, dramatically improves our balance sheet. After the application of proceeds from the offering, Trico will have $47.2 million in unrestricted cash and $16.0 million in total net debt. In addition, our ability to generate cash flow has improved substantially due to the strength of the OSV markets worldwide.”

Results

Trico’s revenue and income continued to increase as a result of continued strong demand in each of its key markets. Charter hire revenues for the quarter ended September 30, 2005 increased 10% to $43.9 million on a sequential quarter basis. The increase in charter hire revenue for the third quarter was primarily due to increased utilization and day rates in all vessel classes, which was a result of continued high commodity prices and increased drilling and production activities. In the Gulf of Mexico, day rates were further increased due to work associated with recent hurricanes starting in September. Our Gulf of Mexico utilization for the Company’s actively marketed fleet was 94% in the third quarter of 2005.

In October 2005, North Sea day rates averaged $17,139 with utilization of 100% while day rates for the Company's Gulf class supply vessels averaged $7,358 with utilization of 69%, or 98% for all actively marketed vessels.

Operating income was $15.2 million for the three months ended September 30, 2005, after deducting depreciation and amortization of $6.2 million, $2.2 million of expensed marine inspection costs and including the benefit of $3.2 million of amortization of non-cash revenue. This represents a 68% increase over the operating income of $9.1 million for the second quarter of 2005.

Direct vessel operating expenses decreased 13% from $23.0 million in the second quarter of 2005 to $19.9 million in the third quarter of 2005. The decrease is primarily due to reduced marine inspection costs, reduced supplies and miscellaneous costs and reduced pension expense. In both periods, marine inspection costs have been expensed as incurred. Direct operating expenses included $2.2 million of marine inspection costs for the third quarter of 2005 and $3.5 million of marine inspection costs for the second quarter of 2005.

General and administrative expense increased from $5.1 million in the second quarter of 2005 to $6.2 million in the third quarter of 2005 primarily due to consulting fees, compensation expenses, severance costs and an employee assistance program related to hurricanes Katrina and Rita.

The Company emerged from Chapter 11 protection pursuant to a previously announced plan of reorganization that became effective on March 15, 2005. Accordingly, for accounting purposes, financial statements for periods after March 15, 2005 relate to a new reporting entity (the “Successor Company”) and in many respects are not directly comparable to prior periods of the old reporting entity (the “Predecessor Company”). A reconciliation of the combined results for the nine months ended September 30, 2005 to the results for the Successor Company and the Predecessor Company is attached to this press release.

About Trico

Trico provides a broad range of marine support services to the oil and gas industry, primarily in the North Sea, Gulf of Mexico, West Africa, Mexico and Brazil. The services provided by the Company’s diversified fleet of vessels include the transportation of drilling materials, supplies and crews to drilling rigs and other offshore facilities; towing drilling rigs and equipment from one location to another; and support for the construction, installation, repair and maintenance of offshore facilities. Trico has its principal office in Houston, Texas.

Certain statements in this press release that are not historical fact may be "forward looking statements." Actual events may differ materially from those projected in any forward-looking statement. There are a number of important factors involving risks and uncertainties beyond the control of the Company that could cause actual events to differ materially from those expressed or implied by such forward-looking statements. A description of risks and uncertainties relating to Trico Marine Services, Inc. and its industry and other factors, which could affect the Company's results of operations or financial condition, are included in the Company's Securities and Exchange Commission filings. Trico undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this report.

TRICO MARINE SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(In thousands, except share and per share amounts)

	Three months	Three months
	ended	ended
	September 30, 2005	June 30, 2005
Revenues:
Charter hire	$43,872	$39,945
Amortization of non-cash deferred revenues	3,235	3,168
Other vessel income	19	44
Total revenues	47,126	43,157

Operating expenses:
Direct vessel operating expenses and other	19,886	22,959
General and administrative	6,205	5,062
Amortization of marine inspection costs	-	-
Depreciation and amortization expense	6,247	6,360
Gain on sales of assets	(429)	(278)
Total operating expenses	31,909	34,103

Operating income (loss)	15,217	9,054

Interest expense	(2,255)	(2,186)
Amortization of deferred financing costs	(97)	(94)
Other loss, net	(265)	(165)
Loss before income taxes	12,600	6,609

Income tax expense	4,050	3,044

Net income (loss)	$8,550	$3,565

Basic income (loss) per common share:
Net income (loss)	$0.83	$0.35
Average common shares outstanding	10,294,250	10,224,348

Diluted income (loss) per common share:
Net income (loss)	$0.81	$0.34
Average common shares outstanding	10,577,956	10,438,659

TRICO MARINE SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(In thousands, except share and per share amounts)
			|
	Combined	Successor Company	|	Predecessor Company
	Results for the	Period from	|	Period from
	Nine months	March 15, 2005	|	January 1, 2005	Nine months
	ended	through	|	through	ended
	September 30, 2005	September 30, 2005	|	March 14, 2005	September 30, 2004
Revenues:			|
Charter hire	$121,216	$91,347	|	$29,869	$78,668
Amortization of non-cash deferred revenues	7,072	7,072	|	-	-
Other vessel income	91	74	|	17	135
Total revenues	128,379	98,493	|	29,886	78,803
			|
Operating expenses:			|
Direct vessel operating expenses and other	63,065	46,848	|	16,217	56,613
General and administrative	17,256	13,226	|	4,030	12,613
Amortization of marine inspection costs	2,055	-	|	2,055	8,645
Depreciation and amortization expense	20,447	13,744	|	6,703	24,657
Impairment of long-lived assets	-	-	|	-	8,584
Loss on assets held for sale	-	-	|	-	8,674
(Gain) loss on sales of assets	(705)	(707)	|	2	(1)
Total operating expenses	102,118	73,111	|	29,007	119,785
			|
Operating income (loss)	26,261	25,382	|	879	(40,982)
			|
Reorganization costs	(6,659)	-	|	(6,659)	(4,325)
Gain on debt discharge	166,459	-	|	166,459	-
Fresh-start adjustments	(219,008)	-	|	(219,008)	-
Interest expense	(6,875)	(4,935)	|	(1,940)	(25,812)
Amortization of deferred financing costs	(259)	(209)	|	(50)	(7,756)
Loss on early retirement of debt	-	-	|	-	(618)
Other income (loss), net	(270)	(275)	|	5	592
Income (loss) before income taxes	(40,351)	19,963	|	(60,314)	(78,901)
			|
Income tax expense (benefit)	8,789	7,742	|	1,047	(1,553)
			|
Net income (loss)	$(49,140)	$12,221	|	$(61,361)	$(77,348)
			|
Basis income (loss) per common share:			|
Net income (loss)		$1.19	|	$(1.66)	$(2.10)
Average common shares outstanding		10,247,469	|	36,908,505	36,867,964
			|
Diluted income (loss) per common share:			|
Net income (loss)		$1.17	|	$(1.66)	$(2.10)
Average common shares outstanding		10,416,505	|	36,908,505	36,867,964

		Three months Ended		Nine months Ended
	Month of	September 30,		September 30,
Average Day Rates:	October 2005	2005	2004	2005(1)	2004
PSV/AHTS (North Sea class)	$17,139	$16,637	$10,752	$16,199	$10,391
Supply (Gulf class)	7,358	6,367	4,434	5,801	4,347
Crew/line handling	2,880	2,499	2,479	2,305	2,480

Utilization:
PSV/AHTS (North Sea class)	100%	92%	93%	90%	80%
Supply (Gulf class)(2)	69%	62%	48%	57%	46%
Crew/line handling	83%	90%	92%	90%	89%

Average Number of Vessels:
PSV/AHTS (North Sea class)	16.0	16.1	18.1	17.1	18.7
Supply (Gulf class)	48.0	48.0	48.0	48.0	48.0
Crew/line handling	17.0	17.0	17.0	17.0	17.0

(1) Results and day rates for the nine months ended September 30, 2005 comprise results of both the successor and predecessor companies, before and after our emergence

(2) Stacked vessels are included in the calculation of utilization. Excluding stacked vessels, our supply vessel utilization was 98% during the one month period ending October 31, 2005, 94% and 80% during the three month periods ended September 30, 2005 and 2004, respectively, and 91% and 73% during the nine month period ending September 30, 2005 and 2004, respectively.

TRICO MARINE SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(In thousands, except share and per share amounts)
	Successor	|	Predecessor
	Company	|	Company
	September 30,	|	December 31,
ASSETS	2005	|	2004
Current assets:		|
Cash and cash equivalents	$14,491	|	$13,170
Restricted cash	584	|	1,293
Accounts receivable, net	40,331	|	34,373
Prepaid expenses and other current assets	2,750	|	1,405
Assets held for sale	490	|	3,883
Total current assets	58,646	|	54,124
		|
Property and equipment:		|
Land and buildings	1,846	|	3,774
Marine vessels	254,355	|	659,289
Construction-in-progress	51	|	32
Transportation and other	1,392	|	5,240
	257,644	|	668,335
Less accumulated depreciation and amortization	13,474	|	209,124
Net property and equipment	244,170	|	459,211
		|
Restricted cash - noncurrent	7,063	|	6,232
Other assets	11,782	|	31,188
Total assets	$321,661	|	$550,755
		|
LIABILITIES AND STOCKHOLDERS' EQUITY		|
Current liabilities:		|
Short-term and current maturities of debt	$53,384	|	$60,902
Accounts payable	6,804	|	6,495
Accrued expenses	8,899	|	7,994
Accrued insurance reserve	3,544	|	4,420
Accrued interest	633	|	518
Income taxes payable	405	|	455
Total current liabilities	73,669	|	80,784
		|
Liabilities subject to compromise:		|
Senior Notes	-	|	250,000
Accrued interest on Senior Notes	-	|	25,179
		|
Long-term debt, including premiums	70,379	|	86,229
Deferred income taxes	44,957	|	40,010
Deferred revenues on unfavorable contracts	8,661	|	-
Other liabilities	2,225	|	4,712
Total liabilities	199,891	|	486,914
		|
Commitments and contingencies		|
Stockholders' equity:		|
Preferred stock, $.01 par value	-	|	-
Old Common stock, $.01 par value	-	|	370
New Common stock, $.01 par value	104	|	-
Warrants - Series A	1,649	|	-
Warrants - Series B	635	|	-
Additional paid-in capital	113,823	|	338,071
Retained earnings (accumulated deficit)	12,221	|	(310,797)
Unearned compensation	(1,500)	|	(119)
Cumulative foreign currency translation adjustment	(5,162)	|	36,317
Treasury stock, at par value	-	|	(1)
Total stockholders' equity	121,770	|	63,841
		|
Total liabilities and stockholders' equity	$321,661	|	$550,755

TRICO MARINE SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(In thousands)
			|
	Combined	Successor Company	|	Predecessor Company
	Results for the	Period from	|	Period from
	Nine months	March 15, 2005	|	January 1, 2005	Nine months
	ended	through	|	through	ended
	September 30, 2005	September 30, 2005	|	March 14, 2005	September 30, 2004
Net loss	$(49,140)	$12,221	|	$(61,361)	$(77,348)
Adjustments to reconcile net income (loss) to net cash provided by (used in)			|
operating activities:			|
Depreciation and amortization	22,726	13,918	|	8,808	43,959
Amortization of deferred revenues	(7,072)	(7,072)	|	-	-
Deferred marine inspection costs	(1,277)	-	|	(1,277)	(8,955)
Deferred income taxes	7,877	6,480	|	1,397	(1,521)
Gain on debt discharge	(166,459)	-	|	(166,459)	-
Fresh start adjustments	219,008	-	|	219,008	-
Impairment of long-lived assets	-	-	|	-	8,584
Loss on assets held for sale	-	-	|	-	8,674
Loss on early retirement of debt	-	-	|	-	618
Loss (gain) on sales of assets	(705)	(707)	|	2	(1)
Provision for doubtful accounts	140	100	|	40	535
Stock compensation expense	1,818	1,809	|	9	55
Change in operating assets and liabilities:			|
Accounts receivable	(7,006)	(9,410)	|	2,404	1,617
Prepaid expenses and other current assets	(1,392)	(762)	|	(630)	(440)
Accounts payable and accrued expenses	1,861	(5,815)	|	7,676	16,584
Other, net	(1,743)	(1,294)	|	(449)	(970)
Net cash provided by (used in) operating activities	18,636	9,468	|	9,168	(8,609)
			|
Cash flows from investing activities:			|
Purchases of property and equipment	(2,211)	(1,264)	|	(947)	(5,295)
Proceeds from sales of assets	3,324	3,324	|	-	3,822
Increase in restricted cash	(177)	(685)	|	508	(6,165)
Other, net	(211)	-	|	(211)	42
Net cash provided by (used in) investing activities	725	1,375	|	(650)	(7,596)
			|
Cash flows from financing activities:			|
Net proceeds from issuance of common stock	1,801	1,801	|	-	-
Proceeds from issuance of debt	115,100	60,550	|	54,550	55,365
Repayment of debt	(134,110)	(77,339)	|	(56,771)	(42,315)
Deferred financing costs and other	(375)	-	|	(375)	(2,284)
Net cash (used in) provided by financing activities	(17,584)	(14,988)	|	(2,596)	10,766
			|
Effect of exchange rate changes on cash and cash equivalents	(456)	(518)	|	62	(167)
			|
Net increase (decrease) in cash and cash equivalents	1,321	(4,663)	|	5,984	(5,606)
Cash and cash equivalents at beginning of period	13,170	19,154	|	13,170	25,892
Cash and cash equivalents at end of period	$14,491	$14,491	|	$19,154	$20,286